UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2026

Caring Brands, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42941	99-4103908
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 S Indian River Drive,

Suite 202 pbm# 1232,

Fort Pierce, FL 34950

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 896-7616

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CABR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on April 7, 2026, Caring Brands, Inc. (the “Company”) received notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company did not comply with Nasdaq Listing Rule 5550(b). The Company reported stockholders’ equity of $2,091,324, below the required $2.5 million. The Company also did not satisfy either of the alternative continued listing standards, namely, market value of listed securities of at least $35 million or net income of $500,000 from continuing operations in the most recently completed fiscal year, or in two of the three most recently completed fiscal year.

On July 15, 2026, the Company received a Staff Delisting Determination letter (the “Determination”) denying the Company’s request for continued listing on The Nasdaq Capital Market. The Company’s compliance plan contemplated (i) amending the Certificate of Designation of its Series A Convertible Redeemable Preferred Stock to remove its redemption rights and reclassify it from mezzanine equity to stockholders’ equity and (ii) obtaining additional financing from the PIPE investor holding the Series A Convertible Redeemable Preferred Stock. Staff determined that the Company had not entered into a definitive agreement or arrangement for the additional financing, which Staff considered necessary for the Company to regain and maintain compliance. Accordingly, Staff concluded that the Company had not provided a definitive plan demonstrating its ability to achieve near-term compliance and sustain such compliance over an extended period.

The Determination stated that, unless the Company requests a hearing before a Nasdaq Hearings Panel (the “Panel”) by 4:00 p.m. Eastern Time on July 22, 2026, trading in the Company’s common stock will be suspended at the opening of business on July 24, 2026, and Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission. The Company intends to submit a hearing request and pay the applicable fee by July 21, 2026. A timely hearing request will stay the suspension and the filing of the Form 25-NSE pending the Panel’s decision, and the Company’s common stock will continue to trade on Nasdaq during the appeal process. There can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will regain or maintain compliance with Nasdaq’s continued listing requirements.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the Company’s intention to request a hearing before the Nasdaq Hearings Panel, its plans to pursue measures to regain compliance with Nasdaq’s continued listing requirements, and its ability to maintain the listing of its common stock on Nasdaq. Actual results may differ materially from those expressed or implied by these statements due to various risks and uncertainties, including the outcome of the hearing, the Company’s ability to obtain additional financing, amend the terms of its Series A Convertible Redeemable Preferred Stock, implement an acceptable compliance plan, and regain and maintain compliance with Nasdaq’s continued listing requirements. Additional risks are described in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission.

These forward-looking statements reflect the Company’s current expectations and projections based on information available as of the date of this Current Report on Form 8-K and are subject to a number of risks and uncertainties, including, but not limited to, general economic, financial, and business conditions; changes in consumer demand and industry trends; the Company’s ability to successfully implement its strategic initiatives; competition in the relevant market; supply chain disruptions; regulatory compliance and legal proceedings; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. The Company cautions investors that forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2026	Caring Brands, Inc.

	By:	/s/ Glynn Wilson
	Name:	Dr. Glynn Wilson
	Title:	Chief Executive Officer